Exhibit 10.1
EXECUTION VERSION
CONSENT AND THIRD AMENDMENT TO CREDIT AGREEMENT
     THIS CONSENT AND THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of December 15, 2006 by and among COMSYS SERVICES LLC, a Delaware limited liability company (“COMSYS Services”), COMSYS INFORMATION TECHNOLOGY SERVICES, INC., a Delaware corporation (“COMSYS IT”), PURE SOLUTIONS, INC., a California corporation (“Pure Solutions”; COMSYS Services, COMSYS IT and Pure Solutions are referred to herein each individually as a “Borrower” and collectively as the “Borrowers”), COMSYS IT PARTNERS, INC., a Delaware corporation (“Holdings”), PFI LLC, a Delaware limited liability company (“PFI”), COMSYS IT CANADA, INC., a North Carolina corporation (“COMSYS Canada”), COMSYS Services, acting in its capacity as borrowing agent and funds administrator for the Borrowers (in such capacity, the “Funds Administrator”), the financial institutions from time to time parties thereto (the “Lenders”), MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., individually as a Lender, as administrative agent (the “Agent”), Sole Bookrunner and Sole Lead Arranger, ING CAPITAL LLC, as co-documentation agent and as a Lender, ALLIED IRISH BANKS PLC, as co-documentation agent and as a Lender, BMO CAPITAL MARKETS FINANCING, INC. (individually, “BMO”), as co-documentation agent (together with ING Capital LLC and Allied Irish Banks PLC, the “Co-Documentation Agents”) and as a Lender, and GMAC COMMERCIAL FINANCE LLC, as syndication agent (the “Syndication Agent”) and as a Lender.
W I T N E S S E T H:
     WHEREAS, the Borrowers, Holdings, PFI, COMSYS Canada, the Agent, the Co-Documentation Agents, the Syndication Agent and each Lender are parties to that certain Credit Agreement dated as of December 14, 2005 (as the same has been and may further be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”);
     WHEREAS, the Borrowers have requested, among other things, that the Lenders (a) increase the Revolving Loan Commitment by $15,000,000, (b) consent to prepayment by the Borrowers of one hundred percent (100%) of the outstanding principal amount of the Second Lien Term Loan in an amount equal to $30,000,000 plus all accrued and unpaid interest on such prepaid principal and the applicable prepayment premiums associated with such prepayment (the “Second Lien Term Loan Payoff”) with the proceeds of Revolving Loans borrowed on the date hereof, and (c) amend the Credit Agreement in certain other respects; and
     WHEREAS, the Agent and the Lenders agree to accommodate such requests of the Credit Parties, on the terms and subject to the conditions herein set forth.
     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:
     1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement (as amended by this Amendment).

     2. Amendments. Effective as of the date hereof, upon satisfaction of the conditions precedent set forth in Section 5 hereof, the Credit Agreement is amended as set forth in this Section 2:
     (a) Annex A. The parties hereto desire to increase the Revolving Loan Commitment from $145,000,000 to $160,000,000. Accordingly, in order to evidence such increased Revolving Loan Commitment, the Commitment Annex affixed to the Credit Agreement as Annex A is deleted in its entirety and a new Annex A in the form of Exhibit A attached to this Amendment is substituted therefor.
     (b) Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by adding thereto the following defined terms and their respective definitions in the correct alphabetical order:
“Adjustment Date” means the first Business Day of each February, May, August and November of each year, commencing with the first Business day of February, 2007.
“LIBOR Margin” means (i) as of the Third Amendment Effective Date, two percent (2.00%) per annum with respect to the Revolving Loans, the Term Loan and other Obligations, and (ii) thereafter, as of each Adjustment Date, the LIBOR Margin shall be adjusted, if necessary, to the applicable percent per annum set forth in the Pricing Table corresponding to the ratio of (x) Total Debt on the last day of the most recently completed fiscal quarter prior to the applicable Adjustment Date to (y) Adjusted EBITDA for the twelve (12) month period ending on the last day of such fiscal quarter; provided, that if an Event of Default has occurred and is continuing on an Adjustment Date, no reduction in the LIBOR Margin shall occur on such Adjustment Date.
“Pricing Table” means the following table:

Total Debt to	Revolving Loans, the Term Loan and all
Adjusted	other Obligations
EBITDA Ratio	Prime Rate	LIBOR
Greater than or equal to 2.00 to 1.0	1.00%	2.00%
Less than 2.00 to 1.0	0.75%	1.75%
     For purposes of the Pricing Table, if the Funds Administrator, on behalf of the Borrowers, shall at any time fail to timely deliver a Compliance Certificate, then effective as of the tenth (10th) Business Day following the date on which such Compliance Certificate was due, each applicable Prime Rate Margin and each applicable LIBOR Margin shall be conclusively presumed to equal the highest applicable Prime Rate Margin and the highest applicable LIBOR Margin specified in the Pricing Table until the date of delivery of such Compliance Certificate.

“Prime Rate Margin” means (i) as of the Third Amendment Effective Date, one percent (1.00%) per annum with respect to the Revolving Loans, the Term Loan and other Obligations, and (ii) thereafter, as of each Adjustment Date, the Prime Rate Margin shall be adjusted, if necessary, to the applicable percent per annum set forth in the Pricing Table corresponding to the ratio of (x) Total Debt on the last day of the most recently completed fiscal quarter prior to the applicable Adjustment Date to (y) Adjusted EBITDA for the twelve (12) month period ending on the last day of such fiscal quarter; provided, that if an Event of Default has occurred and is continuing on an Adjustment Date, no reduction in the Prime Rate Margin shall occur on such Adjustment Date.
“Restricted Canadian Accounts” mean account numbers 00002-1346832, 00002-1346840, 00002-4062527 and 00002-4062535 each maintained by COMSYS IT at Royal Bank of Canada.
“Second Lien Term Loan Payoff” means the prepayment in full of the Second Lien Term Loan by the Borrowers in an amount equal to $30,000,000 plus all accrued and unpaid interest on such prepaid principal and any applicable prepayment premiums associated with such prepayment, which such prepayment shall be paid on the Third Amendment Effective Date with the proceeds of Revolving Loans.
“Third Amendment” means that certain Consent and Third Amendment to Credit Agreement dated as of the Third Amendment Effective Date by and among the Borrowers and certain other Credit Parties, the Agent, the Documentation Agent, the Syndication Agent and the Lenders.
“Third Amendment Effective Date” means December 15, 2006.
“Vendor Management Funds” means funds received by a Credit Party in connection with a vendor management program in Canada whereby the Credit Party in the ordinary course of business periodically receives funds relating to work performed by subvendors in Canada and within a few Business Days thereafter disburses substantially all of such funds to such subvendors, other than the portion retained by such Credit Party as revenue for managing such program.
     (c) Section 1.1. Section 1.1 of the Credit Agreement is hereby further amended by substituting the definitions of the terms “Commitment Expiry Date”, “Financing Documents” and “Operative Documents” as set forth below in lieu of the current versions of such definitions contained in Section 1.1 of the Credit Agreement:
“Commitment Expiry Date” means March 31, 2010.
“Financing Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Notes, the Security Documents, the Information Certificate, the Fee Letter, any subordination agreement to be entered into among the Agent, the Borrowers and Holdings in connection with the Holdings Intercompany Loan, the Assignment of PS Purchase Agreement, any fee letter between Merrill Lynch and any Borrower relating to the transactions contemplated hereby, any Swap Contract entered into between any Credit Party and any Eligible Swap Counterparty, and all other documents, instruments and agreements contemplated herein or thereby and executed concurrently by a Credit Party with or in favor of the Agent or the Lenders in connection herewith or at any time and from time to time hereafter, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.
“Operative Documents” means the Financing Documents, the Merger Documents, the PS Purchase Documents, the Venturi Staffing Purchase Agreement and the Equity Documents.
     (d) Section 3.4. Section 3.4 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:
“Section 3.4 Capitalization.
     The authorized equity securities of each of the Credit Parties as of the Closing Date is as set forth on the Information Certificate. All issued and outstanding equity securities of each of the Credit Parties are duly authorized and validly issued, fully paid, nonassessable, and, solely with respect to the equity securities of PFI, each Borrower, COMSYS Canada and each of their respective Subsidiaries, free and clear of all Liens other than those in favor of Agent for the benefit of Agent and Lenders and other Liens permitted pursuant to Section 5.2(d), and all such equity securities of each Credit Party were issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities. The identity of the holders of the equity securities of each of the Credit Parties and the percentage of their fully-diluted ownership of the equity securities of each of the Credit Parties as of the Closing Date is set forth on the Information Certificate. Holdings owns all of the issued and outstanding equity securities of COMSYS IT and PFI. COMSYS IT owns all of the issued and outstanding equity securities of COMSYS Services, Pure Solutions and COMSYS Limited. COMSYS Services owns all of the issued and outstanding equity securities of COMSYS Canada. No shares of the capital stock or other equity securities of any Credit Party, other than those described above, are issued and outstanding. Except as set forth on the Information Certificate, as of the Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party of any equity securities of any such entity.”
     (e) Section 4.7. Section 4.7 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:
“The Borrowers will use the proceeds of the Closing Date Term Loan solely for (i) transaction fees incurred in connection with the Operative Documents entered into on the Closing Date, and (ii) the repayment on the Closing Date of Existing Debt of the Credit Parties. The Borrowers will use the proceeds of the Second Amendment Term Loan solely to make the Second Lien Term Loan Prepayment. The proceeds of Revolving Loans shall be used by the Borrowers solely (i) for the purposes set forth in the preceding sentences, (ii) to consummate the Second Lien Term Loan Payoff and (iii) for working capital needs of the Borrowers including, without limitation, for making Permitted Acquisitions, for payment of fees and expenses in connection with amendments and waivers of the Operative Documents and for the making of Restricted Distributions to the extent permitted pursuant to Section 5.4.”
     (f) Section 4.8. Section 4.8 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:
     “Section 4.8 Lenders’ Meetings.
     Within forty-five (45) days after the end of each Fiscal Year (or more frequently upon the request of the Agent upon the occurrence and during the continuance of an Event of Default), the Credit Parties will conduct a meeting of Agent and the Lenders to discuss such Fiscal Year’s results and the financial condition of the Credit Parties and their respective Subsidiaries at which shall be present a Responsible Officer and such officers of the Credit Parties as may be reasonably requested to attend by Agent or any Lender, such request or requests to be made within a reasonable time prior to the scheduled date of such meeting. Such meetings shall be held at a time and place convenient to the Lenders and to the Credit Parties.”
     (g) Section 5.1. Section 5.1(h) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:
“(h) Intentionally Omitted;”
     (h) Section 5.2. Section 5.2(h) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:
“(h) Intentionally Omitted;”
     (i) Section 5.3. Section 5.3(j) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:
“(j) Intentionally Omitted;”
     (j) Section 5.4. Section 5.4(e) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:
“(j) Intentionally Omitted;”
     (k) Section 5.4. Section 5.4 of the Credit Agreement is hereby further amended by (i) deleting the “and” at the end of clause (h)(v) thereof, (ii) deleting the period at the end of clause (i) thereof and substituting “; and” therefor and (iii) adding a new clause (j) thereto immediately following clause (i) thereof as follows:
“(j) redemptions (or withholdings) of common stock of Holdings from time to time from any officer of any Credit Party or any other individual in connection with share grants made to such individual under a restricted stock or other equity incentive plan of Holdings in the ordinary course of business, so long as (i) the amounts redeemed or withheld in each instance do not exceed such individual’s share of United States income and payroll taxes arising from such share issuance, (ii) the cash value of the common stock redeemed or withheld from such individual does not exceed the amount required to be withheld with respect to taxes payable by such individual in connection with income associated with such share issuance and (iii) the cash value attributable to all such redeemed or withheld common stock for all such individuals after the date hereof does not exceed $1,200,000 in any Fiscal Year.”
     (l) Section 5.6. Sections 5.6(a) and 5.6(b) of the Credit Agreement are hereby deleted in their entirety and the following is substituted in lieu thereof:
“(a) Intentionally Omitted;
(b) Intentionally Omitted;”
     (m) Section 6.1(d). Section 6.1(d) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:
“(d) Each Credit Party (other than Foreign Subsidiaries) shall establish and maintain, at its sole expense, and shall cause each Subsidiary to establish and maintain, at its sole expense, blocked accounts or lockboxes and related blocked accounts (in either case, “Blocked Accounts”), as Agent may reasonably specify, with such banks as are reasonably acceptable to Agent into which such Credit Party and its Subsidiaries shall promptly deposit and direct their respective Account Debtors to directly remit all payments on Accounts and all payments constituting proceeds of Collateral in the identical form in which such payments are made, whether by cash, check or other manner. Each Credit Party shall deliver, or cause to be delivered, to Agent a Deposit Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account for the benefit of such Credit Party or any of its Subsidiaries is maintained, and by each bank where any other Deposit Account is from time to time maintained. Each Credit Party shall further execute and deliver, and shall cause each of its Subsidiaries to execute and deliver, such agreements and documents as Agent may reasonably require in connection with such Blocked Accounts, Deposit Accounts and such Deposit Account Control Agreements. Without limiting the provisions of Section 5.15, no Credit Party shall establish, and no Credit Party (other than a Foreign Subsidiary) shall cause or permit any of its Subsidiaries to establish, any Deposit Accounts not existing as of the Closing Date, unless such Credit Party or its Subsidiaries (as applicable) have complied in full with the provisions of this Section 6.1 with respect to such Deposit Accounts. Each Credit Party agrees that all payments made to such Blocked Accounts or other funds received and collected by Agent or any Lender, whether in respect of the Accounts, as proceeds of Collateral or otherwise shall be treated as payments to Agent and Lenders in respect of the Obligations and therefore shall constitute the property of Agent and Lenders to the extent of the then outstanding Obligations. The foregoing and anything contained in any Financing Document to the contrary notwithstanding, (i) the Credit Parties shall not be required to deliver any such Deposit Account Control Agreements in respect of (A) any “Payroll Account” or “Payroll Tax Account” (in each case, as defined on the Bank Account Schedule to the Information Certificate) each maintained at Wachovia Bank, National Association; provided, that, the Credit Parties shall not, and shall not cause or permit any of their respective Subsidiaries to, deposit or maintain funds in such account other than funds deposited therein in the ordinary course of business for purposes of funding current payroll liabilities, (B) the “Benefit Accounts” (as defined on the Bank Account Schedule to the Information Certificate) and the “Pre Tax Parking Account” (as defined on the Bank Account Schedule to the Information Certificate) maintained at Wachovia Bank, National Association; provided, that, in each case, the Credit Parties shall not, and shall not cause or permit any of their respective Subsidiaries to, deposit or maintain funds in such accounts other than funds deposited therein at the direction of such Credit Party’s employees to be held therein for the benefit of the employees of such Credit Party and the Credit Parties will at no time deposit any of their own assets into such accounts, and (C) any other Restricted Account; provided, that the Credit Parties shall not, and shall not cause or permit any of their respective Subsidiaries to, deposit or maintain funds in such Restricted Accounts other than funds deposited therein in the ordinary course of business for funding current liabilities and (ii) the Credit Parties shall, within the time periods set forth in Section 4 of the Third Amendment, be required to deliver Deposit Account Control Agreements that require only springing dominion control over each Restricted Canadian Account and such agreements shall not require the depository banks where such Restricted Canadian Accounts are maintained to wire, or otherwise transfer all funds received or deposited into any Restricted Canadian Account to the Payment Account of the Agent; provided, that the Credit Parties shall not, and shall not cause or permit any of their respective Subsidiaries to, deposit or maintain funds (other than Vendor Management Funds) in excess of $2,000,000 in the aggregate in all Restricted Canadian Accounts at any time, and in the event the aggregate amount of funds (other than Vendor Management Funds) maintained in such Restricted Canadian Accounts is in excess of the foregoing limitation, the Credit Parties shall, within five (5) Business Days, transfer such excess to Account Number 001/2000022986605 maintained at Wachovia Bank, National Association. At no time shall any Credit Party or any of its Subsidiaries deposit, or permit or direct any Account Debtor or any other Person (other than Agent) to deposit, funds directly into any account maintained by any Credit Party other than the “Depository Accounts,” and/or the “Lockboxes” maintained at Wachovia Bank, National Association (in each case, as defined in the Information Certificate).”
     (n) Section 7.2. Section 7.2 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:
     “Section 7.2 Total Debt to Adjusted EBITDA Ratio.
     In the event Net Borrowing Availability of the Borrowers (disregarding the Permanent Reserve in the calculation of the Borrowing Base) is equal to or less than $25,000,000 as reflected on any Borrowing Base Certificate delivered to Agent in accordance with the terms of this Agreement (or, if the Funds Administrator, on behalf of the Borrowers, shall at any time fail to timely deliver a Borrowing Base Certificate in accordance with the terms of this Agreement, and Net Borrowing Availability (disregarding the Permanent Reserve in the calculation of the Borrowing Base) is determined by Agent to be equal to or less than $25,000,000 in the exercise of its reasonable credit judgment based on a calculation of Net Borrowing Availability reflected in the most recently delivered Borrowing Base Certificate, with such adjustments to the values of Eligible Billed Accounts and Eligible Unbilled Accounts as Agent deems appropriate in the exercise of its reasonable credit judgment), then commencing with the first fiscal quarter ending after delivery of such Borrowing Base Certificate (or such determination by Agent, as the case may be) and at all times thereafter, the Credit Parties shall not permit the ratio of (i) Total Debt as of the last day of each fiscal quarter (commencing with the fiscal quarter ending closest to March 31, 2007) to (ii) Adjusted EBITDA for the four (4) fiscal quarter period ending on the last day of such fiscal quarter or any subsequent fiscal quarter to exceed 3.50 to 1.00.”
     (o) General Amendment. Anything contained in the Credit Agreement or the other Financing Documents to the contrary notwithstanding, effective on the Third Amendment Effective Date upon the consummation of the Second Lien Term Loan Payoff, the parties hereto hereby acknowledge and agree that: (i) all Second Lien Debt shall have been paid in full in cash and shall no longer be deemed outstanding; (ii) no additional Second Lien Debt shall be incurred by the Credit Parties; and (iii) any references in the Credit Agreement or the other Financing Documents to any actions required to be taken, or consents required to be granted, by the Second Lien Lenders and/or the Second Lien Agents shall be deemed deleted from the Credit Agreement and each other Financing Document and shall be of no further force and effect.
     3. Consent to Second Lien Term Loan Payoff. Effective as of the date hereof, subject to the conditions set forth below in this Section 3, upon satisfaction of the conditions precedent set forth in Section 5 hereof, and in reliance upon the representations and warranties of the Credit Parties set forth in the Credit Agreement, the other Financing Documents and in this Amendment, and notwithstanding anything to the contrary contained in the Credit Agreement, the Second Lien Intercreditor Agreement or any other Financing Document (including, without limitation, Section 5.6 of the Credit Agreement), the Agent and the Lenders hereby consent to the Second Lien Term Loan Payoff, provided that the effectiveness of such consent is subject to the following conditions: (i) the Second Lien Term Loan Payoff is consummated on the date hereof solely with proceeds of Revolving Loans, (ii) the Second Lien Term Loan Payoff shall constitute the payment in full in cash of all Second Lien Debt, (iii) all Second Lien Lenders and the Second Lien Agents shall have executed and delivered a payoff letter evidencing the payment in full of all Second Lien Debt and the termination of all Second Lien Debt Documents, in form and substance reasonably acceptable to the Agent and shall agree that, upon receipt of the Second Lien Term Loan Payoff, all liens in favor of the Second Lien Lenders shall be deemed automatically terminated (the “Second Lien Payoff Letter”), and (iv) the Borrowers shall have provided evidence to the Agent, reasonably satisfactory to the Agent, that the Second Lien Term Loan Payoff has been applied as a prepayment of the Second Lien Term Loan.

     4. Conditions Subsequent. As soon as practicable, but in no event later than thirty (30) days after the Third Amendment Effective Date, COMSYS IT shall deliver or cause to be delivered to the Agent the Deposit Account Control Agreements required pursuant to Section 6.1(d)(ii) of the Credit Agreement (as amended by this Amendment) executed by COMSYS IT and each bank where a Restricted Canadian Account is maintained, in form and substance reasonably satisfactory to the Agent with respect to each Restricted Canadian Account or, close all such Restricted Canadian Accounts and transfer any funds maintained therein to an account maintained a financial institution that has executed (or will execute) a Deposit Account Control Agreement in form and substance reasonably acceptable to Agent.
     5. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:
(a)	delivery to the Agent of the following documents, each duly authorized and executed and in form and substance reasonably satisfactory to the Agent:
(i)	this Amendment executed by each Credit Party that is a party hereto, the Agent and the Lenders;

(ii)	original Second Amended and Substituted Revolving Loan Notes executed by the Borrowers in favor of each Lender whose Revolving Loan Commitment Amount shall be increased as a result of this Amendment;

(iii)	a fee letter executed by the Borrowers in favor of the Agent; and

(iv)	such evidence of the authority of the Credit Parties to execute and deliver this Amendment and all other Financing Documents delivered in connection herewith as the Agent may reasonably require, including but not limited to a copy of resolutions duly adopted by the board of directors (or other governing authority) of each such Person, authorizing the execution by each such Person of this Amendment and the other agreements, documents and instruments to be executed by each such Person pursuant to this Amendment, certified as complete and correct by the corporate secretary or similar officer of each such Person;
(b)	the delivery to Agent of a fully executed Second Lien Payoff Letter;

(c)	the Borrowers shall have delivered (and the Borrowers hereby covenant and agree to pay) to the Agent for the ratable benefit of the Lenders that are increasing their Revolving Loan Commitments, based on their respective commitments being issued on the Third Amendment Effective Date, a non-refundable closing fee in the aggregate amount of $37,500, which fee shall be fully earned and payable as of the date hereof;

(d)	the truth and accuracy of the representations and warranties contained in Section 6 hereof; and

(e)	after giving effect to this Amendment, no Default or Event of Default under the Credit Agreement, as amended hereby, shall have occurred and be continuing.
     6. Representations and Warranties. Each Credit Party that is a party hereto hereby represents and warrants to the Agent and each Lender as follows:
(a)	the representations and warranties of the Borrowers and the other Credit Parties contained in the Financing Documents are true and correct in all material respects as of the date hereof, except to the extent that any such representation or warranty (i) relates to a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date or (ii) is qualified by materiality or has Material Adverse Effect qualifiers, in which case, such representations and warranties shall be true and correct in all respects;

(b)	the execution, delivery and performance by such Credit Party of this Amendment are within its powers, have been duly authorized by all necessary action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any governmental body, agency or official (other than (i) routine corporate, tax, ERISA, intellectual property, environmental filings and other filings from time to time necessary in connection with the conduct of such Credit Party’s business in the ordinary course, and (ii) recordings and filings in connection with the Liens granted to the Agent under the Financing Documents) and do not violate, conflict with or cause a breach or a default under any provision of applicable law or regulation or of the Organizational Documents of any Credit Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon it, except for such failures to file, violations, conflicts, breaches or defaults as could not reasonably be expected to have a Material Adverse Effect;

(c)	this Amendment constitutes the valid and binding obligation of the Credit Parties that are parties hereto, enforceable against such Persons in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to the enforcement of creditor’s rights generally and by general equitable principles; and

(d)	after giving effect to this Amendment, no Default or Event of Default exists.
     7. No Waiver. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Financing Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Agent and Lenders reserve all rights, privileges and remedies under the Financing Documents. Except as amended or consented to hereby, the Credit Agreement and other Financing Documents remain unmodified and in full force and effect. All references in the Financing Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended and waived hereby.
     8. Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
     9. Headings. Headings and captions used in this Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.
     10. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH CREDIT PARTY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO THE AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PERSON BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED C/O THE FUNDS ADMINISTRATOR AT THE ADDRESS SET FORTH IN THE CREDIT AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.
     11. WAIVER OF JURY TRIAL. EACH CREDIT PARTY, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
     12. Counterparts; Integration. This Amendment may be executed and delivered via facsimile with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. This Amendment constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.
     13. Reaffirmation. Each of the Credit Parties that is a party hereto, as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Credit Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Financing Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Credit Party granted liens on or security interests in any of its property pursuant to any such Financing Document as security for or otherwise guaranteed the Borrowers’ Obligations under or with respect to the Financing Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Credit Parties hereby consents to this Amendment and acknowledges that each of the Financing Documents remains in full force and effect and is hereby ratified and reaffirmed, subject to the amendments, consents and waivers set forth herein. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or Lenders or constitute a waiver of any provision of any of the Financing Documents (except as expressly set forth herein) or serve to effect a novation of the Obligations.
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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

BORROWERS:

COMSYS SERVICES LLC, a Delaware limited liability company, as the Funds Administrator and as a Borrower

By:	/s/ DAVID L. KERR
Name:	David L. Kerr
Title:	Senior Vice President — Corporate Development

COMSYS INFORMATION TECHNOLOGY SERVICES, INC., a Delaware corporation, as a Borrower

By:	/s/ DAVID L. KERR
Name:	David L. Kerr
Title:	Senior Vice President — Corporate Development

PURE SOLUTIONS, INC., a Delaware corporation, as a Borrower

By:	/s/ DAVID L. KERR
Name:	David L. Kerr
Title:	Senior Vice President — Corporate Development
Consent and Third Amendment to Credit Agreement
(COMSYS)

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

OTHER CREDIT PARTIES:

COMSYS IT PARTNERS, INC., a Delaware corporation

By:	/s/ DAVID L. KERR
Name:	David L. Kerr
Title:	Senior Vice President — Corporate Development

PFI LLC, a Delaware limited liability company

By:	/s/ DAVID L. KERR
Name:	David L. Kerr
Title:	Senior Vice President — Corporate Development

COMSYS IT CANADA, INC., a North Carolina corporation

By:	/s/ DAVID L. KERR
Name:	David L. Kerr
Title:	Senior Vice President — Corporate Development
Consent and Third Amendment to Credit Agreement
(COMSYS)

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

AGENT AND LENDER:

MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Agent and a Lender

By:	/s/ SCOTT E. GAST
Name:	Scott E. Gast
Title:	Vice President
Consent and Third Amendment to Credit Agreement
(COMSYS)

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

LENDERS:

GMAC COMMERCIAL FINANCE LLC, as Syndication Agent and as a Lender

By:	/s/ THOMAS BRENT
Name:	Thomas Brent
Title:	Director

ING CAPITAL LLC, as Co-Documentation Agent and as a Lender

By:	/s/ DARYN K. VENÉY
Name:	Daryn K. Venéy
Title:	Vice President

ALLIED IRISH BANKS PLC, as Co-Documentation Agent and as a Lender

By:	/s/ MARTIN CHIN

Name:	Martin Chin

Title:	Senior Vice President

By:	/s/ JOANNA MCFADDEN

Name:	Joanna McFadden

Title:	Assistant Vice President

AIB DEBT MANAGEMENT, LIMITED

By:	/s/ MARTIN CHIN

Name:	Martin Chin

Title:	Senior Vice President

Investment Advisor to AIB Debt Management Limited
By:	/s/ JOANNA MCFADDEN

Name:	Joanna McFadden

Title:	Assistant Vice President

Investment advisor to AIB Debt Management Limited
Consent and Third Amendment to Credit Agreement
(COMSYS)

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

NORTH FORK BUSINESS CAPITAL CORPORATION, as a Lender

By:	/s/ ARI KAPLAN

Name:	Ari Kaplan

Title:	Vice President

BMO CAPITAL MARKETS FINANCING, INC., as Co-Documentation Agent and as a Lender

By:	/s/ KEVIN C. DELAPLANE

Name:	Kevin C. DeLaplane

Title:	Managing Director

Consent and Third Amendment to Credit Agreement
(COMSYS)

EXHIBIT A
Annex A
Commitment Annex

	Revolving Loan	Revolving Loan	Term Loan	Term Loan
	Commitment	Commitment	Commitment	Commitment
Lender	Amount	Percentage	Amount	Percentage
Merrill Lynch Capital	$47,900,000	29.93750%	$2,500,000	25.00000%
GMAC Commercial Finance LLC	$30,000,000	18.75000%	$1,900,000	19.00000%
ING Capital LLC	$23,100,000	14.43750%	$1,800,000	18.00000%
North Fork Business Capital Corporation	$9,000,000	5.62500%	$700,000	7.00000%
Allied Irish Banks plc	$26,200,000	16.37500%	N/A	N/A
BMO Capital Markets Financing, Inc.	$23,800,000	14.87500%	$1,200,000	12.00000%
AIB Debt Management, Limited	N/A	N/A	$1,900,000	19.00000%

TOTALS	$160,000,000.00	100%	$10,000,000	100%

Consent and Third Amendment to Credit Agreement
(COMSYS)